As filed with the Securities and Exchange Commission on March 19, 2026

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Janus Living, Inc.

(Exact name of registrant as specified in its governing instruments)

c/o Healthpeak Properties, Inc.

4600 South Syracuse Street, Suite 500

Denver, CO 80237

(720) 428-5050
(Address, including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Tracy Porter

Executive Vice President and General Counsel

c/o Healthpeak Properties, Inc.

4600 South Syracuse Street, Suite 500

Denver, CO 80237

(720) 428-5050

(Name, Address, including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lewis W. Kneib, Esq. Charles K. Ruck, Esq. Julian T.H. Kleindorfer, Esq. Devon L. MacLaughlin, Esq. Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200	Edward F. Petrosky, Esq. J. Gerard Cummins, Esq. Adam M. Gross, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-293835)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Janus Living, Inc. (the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the Registrant’s prior registration statement on Form S-11 (File No. 333-293835), as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on March 19, 2026.

The Registrant is filing this registration statement for the sole purpose of registering the sale of an additional 5,750,000 shares of Class A-1 common stock of the Registrant, which includes 750,000 shares of Class A-1 common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of Class A-1 common stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 to the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed in Part II, Item 36 of this registration statement and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Financial Statements and Exhibits.

(B) Exhibits: The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:

Exhibit Number	Description of Exhibit

5.1	Opinion of Ballard Spahr LLP
8.1	Opinion of Latham & Watkins LLP with respect to tax matters (incorporated by reference to Exhibit 8.1 to the Registrant’s Form S-11/A filed with the SEC on March 17, 2026)
23.1	Consent of Deloitte & Touche LLP as to the combined financial statements of Janus Living Predecessor
23.2	Consent of Deloitte & Touche LLP as to the financial statements of Janus Living, Inc.
23.3	Consent of Ballard Spahr LLP (contained in Exhibit 5.1)
23.4	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)
23.5	Consent of Jones Lang LaSalle Americas, Inc.
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on this 19th day of March, 2026.

JANUS LIVING, INC.

By:	/s/ Scott M. Brinker
Scott M. Brinker
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Scott M. Brinker	President, Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2026
Scott M. Brinker

/s/ Kelvin O. Moses	Chief Financial Officer (Principal Financial Officer)	March 19, 2026
Kelvin O. Moses

/s/ Shawn G. Johnston	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 19, 2026
Shawn G. Johnston

/s/ John V. Arabia	Director	March 19, 2026
John V. Arabia

/s/ Charles J. Herman, Jr.	Director	March 19, 2026
Charles J. Herman, Jr.

/s/ Denise Olsen	Director	March 19, 2026
Denise Olsen

/s/ Katherine M. Sandstrom	Director	March 19, 2026
Katherine M. Sandstrom